Exhibit 21.1

LIST OF SUBSIDIARES

Entity	Jurisdiction
Airport Solar I, LLC	DE
Bloomfield Solar, LLC	DE
Charter Hill Solar, LLC	VT
City Solar Garden, LLC	VT
East to West Solar, LLC	DE
ESA Fleet Community Solar, LLC	Fl
Fairfield Wind Manager, LLC	MT
Fairfield Wind Owner, LLC	MT
GLC Chester Community Solar, LLC	VT
Goshen Solar, LLC	DE
GREC Energy Efficiency, LLC	DE
Green Maple, LLC	DE
Greenbacker Residential Solar, LLC	DE
Greenbacker Wind, LLC	DE
Grizzly Bear Solar, LLC	DE
Hartford Solarfield Solar, LLC	VT
Lighthouse Finance, LLC	CO
Lincoln Farm I, LLC	TN
Lincoln Farm II, LLC	TN
Lincoln Farm III, LLC	TN
Lincoln Farm IV, LLC	TN
Magnolia Sun, LLC	DE
Milford Raman Solar, LLC	DE
MLH2, LLC	FL
MLH3, LLC	FL
MP Capital Educational Foundation, LLC	DE
MP2 - Oregon Solar One, LLC	DE
MP2 Capital Solar Fund II, LLC	DE
MP2 Green Valley ES, LLC	DE
MP2 Hawaii Solar I, LLC	DE
MP2 IRG - Petaluma City Schools, LLC	DE
MP2 MLK, LLC	DE
MR Realty Solar, LLC	DE
Newington Solar, LLC	DE
North Carolina Solar I Lessee, LLC	NC
North Carolina Solar II Lessee, LLC	NC
Novus Royalton Solar, LLC	VT
Oregon Solar II, LLC	DE
PCIP Solar Lessee, LLC	NC
Pittsford LC Solar, LLC	VT
Powerhouse One, LLC	TN
Proctor GLC Solar, LLC	VT
RSD7 Solar, LLC	DE
Sacramento Vineyard Solar, LLC	DE
Six States Solar, LLC	DE
SOLON TV1, LLC	NY
South Adams Solar, LLC	DE
South Robeson Farm, LLC	NC
Sunsense Clayton Lessee, LLC	NC
Sunsense Fletcher Lessee, LLC	NC
Sunsense Inman Lessee, LLC	NC
Turtle Top Solar, LLC	IN
46 Precision Drive, LLC	DE
Williamstown Old Town Road Solar, LLC	VT